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                                                                    Exhibit 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the use in a Registration Statement our report dated October 11, 1999 relating to the financial statements and financial statement schedule of Student Success (a division of Graphic Management Corporation), which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement, with respect only to matters pertaining to Student Success (a division of Graphic Management Corporation).


SCHENCK & ASSOCIATES SC
/s/ SCHENCK & ASSOCIATES SC
    Schenck & Associates SC

Green Bay, Wisconsin
October 20, 1999